UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GX Acquisition Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GX ACQUISITION CORP. II

1325 Avenue of the Americas, 28th Floor

New York, New York 10019

SUPPLEMENT TO

DEFINITIVE PROXY STATEMENT, DATED FEBRUARY 8, 2023,

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 15, 2023

Explanatory Note

On February 8, 2023, GX Acquisition Corp. II, a Delaware corporation (“GX” or the “Company”) filed its definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission relating to GX’s special meeting of its stockholders (the “Special Meeting”), which will be held on March 15, 2023 at 10:30 a.m., Eastern time, at the following address: https://www.cstproxy.com/gx2/2023. GX is providing this supplement to the Definitive Proxy Statement (the “Supplement”) solely to clarify that (i) the approval of the non-binding, advisory Proposal No. 3 and the non-binding, advisory Proposal No. 4 of the Charter Proposal each require the affirmative vote (in person online or by proxy) of (a) the holders of a majority of outstanding GX Class A Shares on the record date voting as a single class, (b) the holders of a majority of outstanding GX Founder Shares on the record date voting together as a single class, and (c) the holders of a majority of outstanding GX Class A Shares and GX Founder Shares on the record date voting together as a single class, which appears on pages 25, 44, 132 and 146 of the Definitive Proxy Statement, (ii) each GX Proposal other than the Adjournment Proposal is conditioned on the approval of each other GX Proposal other than the Charter Proposal, as a non-binding, advisory proposal, and the Adjournment Proposal, which appears on the third page of the Notice of Special Meeting of Stockholders of GX Stockholders and pages 9, 16, 68 and 139 of the Definitive Proxy Statement, and (iii) GX will not use the proceeds placed in the Trust Account and the interest earned thereon to pay any excise tax imposed under the Inflation Reduction Act of 2022 (“IR Act”) on any redemptions or stock buyback by GX, which appears on pages 64 and F-30 of the Definitive Proxy Statement. As further described below, the corrections are consistent with the disclosure regarding the Charter Proposal that appears elsewhere in the Definitive Proxy Statement, including with respect to the full description of such proposal.

Correction

The corrections are marked below, with new text in bold and underline and deleted text in bold and strikethrough, and are being made with respect to the above-referenced locations in the Definitive Proxy Statement.

Correction #1:

The approval of each of Proposal No. 3 and Proposal No. 4 of the Charter Proposal requires the affirmative vote (in person online or by proxy) of (i) the holders of a majority of outstanding GX Class A Shares on the record date voting together as a single class, (ii) the holders of a majority of outstanding GX Founder Shares on the record date voting together as a single class and (iii) the holders of a majority of outstanding GX Class A Shares and GX Founder Shares on the record date voting together as a single class. The approval of the remaining proposals of the Charter Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

Correction #2:

We may not consummate the Transactions unless each of the Business Combination Proposal~~,~~ and the Charter Amendment Proposal ~~and the Charter Proposal~~ is approved at the GX Stockholder Meeting. Each GX Proposal other than the Adjournment Proposal is conditioned on the approval of each other GX Proposal other than the Charter Proposal, which is a non-binding, advisory proposal, and the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other GX Proposal set forth in the accompanying joint proxy statement/prospectus.

Correction #2 is consistent with the Company’s full description of the Charter Proposal contained under the heading “GX Proposal No. 3 Through No. 9 — The Charter Proposal” on page 142 of the Definitive Proxy Statement.

Correction #3:

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Redemption Event may be subject to the excise tax. Whether and to what extent GX would be subject to the excise tax in connection with a Redemption Event would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Redemption Event, (ii) the structure of the business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the Redemption Event but issued within the same taxable year of the business combination) and (iv) the content of regulations and other future guidance from the Treasury. Nonetheless, we will not use the proceeds placed in the Trust Account and the interest earned thereon to pay any excise tax imposed under the IR Act on any redemptions or stock buybacks by GX. ~~In addition, because the excise tax would be payable by GX, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in GX’s ability to complete a business combination, including the Transactions.~~

All the other information in the Definitive Proxy Statement and the proxy card remains unchanged. We have not changed or added to the matters to be considered by our stockholders at the Special Meeting, and this Supplement does not change the recommendation of our board of directors with respect to the Charter Proposal or any of the other proposals described in the Definitive Proxy Statement.

Review of Supplement and Proxy Statement

The corrected disclosures above should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page and paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the revised disclosures, and capitalized terms used but not otherwise defined in this Supplement have the meanings set forth in the Definitive Proxy Statement. From and after the date of this Supplement, any references to the “definitive proxy statement” are to the Definitive Proxy Statement as supplemented hereby.

Voting and Submitting Your Proxy

For stockholders who have already voted, a previous vote in favor of Proposal No. 3 and Proposal No. 4 will be counted as a vote in favor of such proposal, as corrected by this Supplement, and a previous vote against Proposal No. 3 and Proposal No. 4 will be counted as a vote against such proposal, unless, in each case, the original proxy is revoked by the stockholder, which can be done by submitting a new proxy.

If you have not yet voted, please vote promptly. Our stockholders may vote electronically at the Special Meeting by visiting https://www.cstproxy.com/gx2/2023 or by proxy. If you properly complete, sign and date your proxy card previously mailed to you, your shares will be voted in accordance with your instructions. We are not mailing a revised proxy card to our stockholders prior to the Special Meeting and the original proxy card remains valid. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your proxy card but do not mark your card to tell the proxies how to vote, your shares will be voted “FOR” the proposals to adopt the Business Combination Agreement and the other proposals presented at the Special Meeting.

We recommend that you submit your proxy even if you plan to virtually attend the Special Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the Special Meeting. Voting instructions are printed on the proxy card or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Special Meeting.

You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/gx2/2023 and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company.

If you need assistance in completing your proxy card or have questions regarding the special meeting, you may call Morrow, the proxy solicitation agent for the Company, at (800) 662-5200 (toll free) or banks and brokers can call collect at (203) 658-9400, or by emailing GXII.info@investor.morrowsodali.com.

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